Exhibit E


                       REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of November 5, 1998 (this "Registration Rights Agreement"), between INAMED CORPORATION, a Florida corporation (the "Company"), and Santa Barbara Bank & Trust, as trustee for the benefit of the holders of the Company's 11% Senior Subordinated Secured Notes due March 31, 1999, or at the option of the Company exercised as provided therein, September 1, 2000 (in such capacity, the "Trustee").

     1. Background. The Indenture dated as of November 5, 1998 (the "Subordinated Indenture") between the Company and the Trustee provides, subject to its terms and conditions, for the issuance by the Company of its 11% Senior Subordinated Secured Notes due March 31, 1999, or at the option of the Company as provided therein, September 1, 2000 (the "Exchange Notes") as well as certain warrants to purchase the Company's common stock, $.01 per share, (the "Warrants") to be issued in exchange for the Company's 11% Secured Convertible Notes due 1999 (the "Old Notes") to the holders thereof pursuant to the Securities Exchange Agreement dated as of October 7, 1998 (the "Exchange Agreement"). It is a condition to the exchange of the Old Notes for the Exchange Notes and Warrants by the Purchasers that the Company shall have executed and delivered this Agreement.

          To induce the Trustee to enter into the Subordinated Indenture, and to induce the Purchasers to exchange the Old Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to grant the registration rights provided for hereunder. Accordingly, the Company agrees with the Trustee as follows:

     2. Definitions. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Subordinated Indenture or in the Exchange Agreement (including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Subordinated Indenture or the Exchange Agreement, as applicable. In addition, the following terms shall have the following meanings under this
Agreement:

          "Exchange Notes" means the Company's 11.00% Senior Subordinated Secured Notes due March 31, 1999 or at the option of the Company exercised as provided therein, September 1, 2000 (the "Exchange Notes") issued pursuant to the Subordinated Indenture dated as of November 5, 1998 between the Company and Santa Barbara Bank & Trust, as trustee.

          "Note Purchase Agreement" shall mean the agreement dated as of September 30, 1998 between the Company, the parties listed on Exhibit A thereto and Appaloosa Management L.P., as Collateral Agent.

          "Incidental Registration" is defined in Section 3.2.

          "Participating   Holders"   means  the  holders  of   Registrable
Securities participating in the particular registration.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3, including, without limitation, all registration, filing and applicable fees of the Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ (as defined in Section 3.3(j)), all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Participating Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants including the expenses of "cold comfort" letters required by or incident to such registration, all fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all transfer taxes, and the fees and expenses of one counsel to the Participating Holders (to be selected by the Trustee on behalf of, and upon notice from, the Requisite Percentage of Participating Holders); provided, however, that Registration Expenses shall exclude and the Participating Holders shall agree to pay underwriters' fees and underwriting discounts and commissions in respect of the Registrable Securities being registered in connection with their inclusion in any registration under Sections 3.1 or 3.2 hereunder.

          "Registrable Securities" means the Exchange Notes. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, (c) when such securities are sold pursuant to Rule 144 (or similar rule adopted by the Commission) under the Securities Act, or (d) when such securities cease to be outstanding.

          "Requested Registration" is defined in Section 3.1(a).

          "Requisite Percentage of Outstanding Holders" means the holders of Registrable Securities who hold 25% or more of the aggregate principal amount of the Exchange Notes that are then outstanding.

          "Requisite    Percentage   of   Participating    Holders"   means
Participating Holders of Registrable Securities who hold a majority of the Exchange Notes that are then being held by all Participating Holders.

     3.   Registration Under Securities Act, etc.

          3.1  Requested Registrations.

               (a) Request for Registration. Subject to the limitations imposed by Sections 3.1(c), at any time and from time to time, the Trustee, on behalf of, and upon notice from, one or more holders of Registrable Securities representing the Requisite Percentage of Outstanding Holders, shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of the Registrable Securities of such Holders, by delivering a written request therefor to the Company specifying the number and amount of Registrable Securities and the intended method of distribution thereof. Any such request pursuant to this Section 3.1(a) is referred to herein as a "Requested Registration." The Company shall give prompt written notice of each Requested Registration to all other holders of record of Registrable Securities, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act so as to permit promptly the sale, in accordance with the intended method of distribution, of the Registrable Securities which the Company has been so requested to register in the Requested Registration and all other Registrable Securities which the Company has been requested to register by the Trustee, on behalf of, and upon notice from, the holders thereof, by written request given to the Company within 30 days after the giving of such written notice by the Company.

               (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 3.1 in connection with an underwritten offering by one or more Participating Holders of Registrable Securities, securities other than Registrable Securities shall not be included among the securities covered by such registration to the extent that the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that the inclusion of such other securities would materially adversely affect such offering (including, without limitation, on the pricing of the offering).

               (c) Limitations on Requested Registrations; Expenses. The rights of the Trustee, on behalf of the holders of Registrable Securities, to request Requested Registrations pursuant to Section 3.1(a) are subject to the following limitations: (i) the Company shall not be obligated to effect a Requested Registration having an aggregate anticipated offering price of less than U.S. $1,000,000 unless such offering shall cover all remaining Registrable Securities; (ii) the Company shall not be obligated to effect a Requested Registration within six months after the effective date of any other registration of securities (other than pursuant to a registration on Form S-8 or any successor or similar form which is then in effect); and (iii) the Company will pay all Registration Expenses only in connection with the first three Requested Registrations of Registrable Securities pursuant to this Section 3.1 that have become effective under the Securities Act.

               (d) Registration  Statement Form.  Registrations  under this
Section 3.1 shall be on Form S-1, Form S-3 or any successor forms, if permitted, or such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Trustee, on behalf of, and upon notice from, the Requisite Percentage of Participating Holders. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Holders and counsel to the Company, is required to be included.

               (e) Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (including for purposes of paragraph (c) of this Section 3.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 90 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason not attributable to the Participating Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Participating Holders.

               (f) Selection of Underwriters. The managing underwriter or underwriters of each underwritten offering of the Registrable Securities registered under this Section 3.1 shall be selected by the Trustee, on behalf of, and upon notice from, the Requisite Percentage of Participating Holders (and shall be reasonably acceptable to the Company).

               (g) Cutbacks in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to the Trustee and each Participating Holder) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Participating Holders requesting such registration in accordance with the principal amount of Exchange Notes held by each such Participating Holder so requested to be registered, and any securities of the Company included in such registration pursuant to Section 3.1(b) shall be reduced proportionately.

               (h) Postponement.  The Company shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 3.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, corporate reorganization or other material transaction or development involving the Company or any subsidiary or would require premature disclosure thereof, and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this Section 3.1 written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Trustee, on behalf of, and upon notice from, the Participating Holders representing the Requisite Percentage of Participating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted toward the number of Requested
Registrations  (including  for  purposes of  paragraph  (c) of this Section
3.1).

               (i) Holder's Right to Withdraw. The Trustee, on behalf of, and upon notice from, the Requisite Percentage of Participating Holders, shall have the right to withdraw the request for registration pursuant to
Section 3.1 at any time by giving written notice to the Company of its request to withdraw and such request (if made before the filing of the registration statement with the Securities and Exchange Commission) shall not be counted toward the number of Requested Registrations (including for purposes of paragraph (c) of this Section 3.1).

          3.2  Incidental Registration.

               (a) Incidental Registration. If, at any time, the Company proposes or is required to register any of its securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan) (an "Incidental Registration"), the Company will give prompt written notice to the Trustee and all holders of record of Registrable Securities of its intention to so register its securities and of such holders' rights under this Section 3.2. Upon the written request of the Trustee, on behalf of, and upon notice from, any holder of Registrable Securities, made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder and the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Trustee, on behalf of, and upon notice from, the holders thereof, together with any other securities the Company is obligated to register pursuant to incidental registration rights of other security holders of the Company. No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any Requested Registration under Section 3.1.

               (b) Abandonment or Delay. If, at any time after the Company has giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination and its reasons therefor to the Trustee and all holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Trustee, on behalf of, and upon notice from, any holder or holders of Registrable Securities entitled to do so, to request that such registration be effected as a registration under Section 3.1, and
(ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

               (c) Holder's Right to Withdraw. The Trustee, on behalf of, and upon notice from, any holder of Registrable Securities, shall have the right to withdraw its request for inclusion of the Registrable Securities of such holder in any registration statement pursuant to this Section 3.2 at any time by giving written notice to the Company of its request to withdraw.

               (d) Unlimited Number of Registrations; Expenses. There is no limitation on the number of Incidental Registrations which the Company is obligated to effect pursuant to this Section 3.2. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.2.

               (e) Underwriters' Cutback in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, if applicable, the securities proposed by the Company to be sold for the account of a holder of securities who has made a demand for registration pursuant to a section of a registration rights agreement between such holder and the Company analogous to Section 3.1 hereof, and third, the Registrable Securities and all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Participating Holders and such other holders requesting such registration in accordance with the principal amount of Exchange Notes held by each Participating Holder and each such other holder so requested to be registered.

          3.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 or 3.2 hereof, the Company will as expeditiously as possible:

               (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to the Trustee, the Participating Holders and their counsel, and each underwriter, if any, participating in the offering of the Registrable Securities and its counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

               (b) notify the Trustee and each Participating Holder of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such period need not exceed 90 days;

               (c) furnish, without charge, to the Trustee and each Participating Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Trustee may reasonably request on behalf of and upon notice from such Participating Holders;

               (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Trustee shall reasonably request on behalf of, and upon notice from, the Participating Holders, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such Participating Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Participating Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state or foreign governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

               (f) furnish to the Trustee, each Participating Holder and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of

                    (i) an opinion of outside counsel (or inside counsel if
               satisfactory to each underwriter) for the Company, and

                    (ii) a  "comfort"  letter  signed  by  the  independent
               public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as the Trustee, on behalf of, and upon notice from, the Requisite Percentage of Participating Holders, or the underwriters, may reasonably request;

               (g) promptly notify the Trustee, each Participating Holder and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement
          (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Trustee, on behalf of, and upon notice from, any Participating Holder, promptly prepare and furnish to it and each managing underwriter, if any, participating in the offering of the Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 3.4(a) hereof cease to be true and correct;

               (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Trustee and each such Participating Holder a copy of any amendment or supplement to such registration statement or prospectus;

               (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

               (j) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on a national securities exchange or to secure designation of all such
          Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission;

               (k) deliver promptly to the Trustee, counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

               (l) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

               (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

               (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses) in their marketing of Registrable Securities.

Prior to their inclusion in any registration under Sections 3.1 or 3.2 hereunder, the Company may require each Participating Holder as to the Registrable Securities of whom any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Prior to their inclusion in any registration under Sections 3.1 or 3.2 hereunder, each holder of Registrable Securities shall agree that upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) (iii) or (v) of this Section 3.3, the Participating Holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of subsection (g)(iii) of this Section 3.3, such stop order is removed or proceedings therefor terminated, and, in the case of subsection (g)(v) of this Section 3.3, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g)(v) of this Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          3.4  Underwritten Offerings.

               (a) Requested  Underwritten  Offerings.  If requested by the underwriters for any underwritten offering by Participating Holders pursuant to a registration requested under Section 3.1, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.6 hereof. Prior to their participation in such underwritten offering, the Participating Holders will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof and the Participating Holders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the
Participating  Holder  to  any  underwriter  or  other  person  under  such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

               (b)  Incidental   Underwritten  Offerings.  If  the  Company
proposes to register  any of its  securities  under the  Securities  Act as contemplated by Section 3.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Trustee, on behalf of, and upon notice from, any Participating Holder, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Holder among the securities of the Company to be distributed by such underwriters. Prior to their participation in such underwritten offering, the Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

          3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Trustee, the Participating Holders and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6  Indemnification.

               (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitting by law, each Participating Holder, its directors, officers, partners, attorneys, agents and affiliates or general and limited partners (and the directors, officers, employees, stockholders and affiliates thereof), and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several (or actions or proceedings, whether commenced or threatened) to which such Participating Holder or any such director, officer, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Participating Holder and each such director, officer, partner, agent or affiliate, or general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Participating Holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, partner, attorney, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Participating Holder.

               (b) Indemnification by the Participating Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the Participating Holders to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this
Section 3.6) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 3.6(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Participating Holder.

               (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3.6, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 3.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, further, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in this Section 3.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection
(a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Participating Holders which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the Company and the Participating Holders from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participating Holders' obligations to contribute as provided in this subsection (d) are several and not joint in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection
(d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

               (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 3.6 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 3.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any of the Participating Holders.

               (f) Indemnification Payments. The indemnification and contribution required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          3.7 Certain Rights of the Holders If Named in a Registration Statement. If any statement contained in a registration statement under the Securities Act or in any filing under the state securities laws of any jurisdiction refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities does not necessarily make such Holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not, in the reasonable judgment of such Holder as advised by its counsel, required by the Securities Act or any of the rules and regulations promulgated thereunder, or any state securities laws of any jurisdiction, the deletion of the reference to such Holder.

          3.8 Unlegended Exchange Notes. In connection with the offering of any Registrable Securities registered pursuant to this Article 3, the Company shall (i) facilitate the timely preparation and delivery to Participating Holders and the underwriters, if any, participating in such offering, of unlegended Exchange Notes representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by such Participating Holders or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

          3.9 Limitation on Sale or Distribution of Other Securities. The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 3.1 or 3.2 hereof, and if such previous registration shall not have been withdrawn or abandoned, (i) the Company shall not effect any public or private offer, sale or other distribution of its securities or effect any registration of any of its equity securities under the Securities Act (subject to the provisions of Section 3.2 hereof) (other than a registration on Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 90 days (or such shorter period as the Trustee shall agree, on behalf of, and upon notice from, the Requisite Majority of Participating Holders) shall have elapsed after the effective date of such previous registration (and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities); and (ii) the Company shall use its best efforts to cause each holder of its equity securities purchased from the Company at any time after the date of this Agreement other than in a public offering to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

          3.10 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Participating Holder to sell any Registrable Securities pursuant to any effective registration statement.

     4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Trustee, on behalf of and upon notice from any holder of Registrable Securities, the Company will deliver to the Trustee and to such holder a written statement as to whether it has complied with such requirements.

     5. Amendments and Waivers. This Agreement may be amended with the consent of (i) the Company and (ii) the Trustee, on behalf of, and upon notice from, the holders of at least 51% in aggregate principal amount of the outstanding Exchange Notes. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in each case only if the Company shall have obtained the written consent to such action or omission to act, of the Trustee, on behalf of, and upon notice from, the holders of at least 51% in aggregate principal amount of the outstanding Exchange Notes. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (accompanied by a written acknowledgment of, and consent to, such election by such nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable
Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects to be treated as the holder of such Registrable Securities, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. All communications provided for hereunder shall be personally delivered or sent by telecopier (and confirmed by telephone) or by a reputable overnight courier, and shall be addressed as follows:

          (a) if to the Trustee, addressed to it in the manner set forth in the Exchange Agreement, or at such other address as it shall have furnished to the Company in writing;

          (b) if to any Holder, addressed to it in the manner set forth in the Exchange Agreement, or at such other address as it shall have furnished to the Company in writing;

          (c) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

          (d) if to the Company, addressed to it in the manner set forth in the Exchange Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company. This Agreement and/or the registration and other rights contained herein (including these assignment rights) may be assigned by the Trustee, on behalf of, and upon notice from, any Holder, to any one or more transferees or distributees of all or part of such Holder's Registrable Securities. A holder of Registrable Securities shall be permitted, in connection with a transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to
Section 3.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

     9. Remedies. The Trustee, on behalf of each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     10. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Trustee on behalf of the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Exhibit A hereto and except for the registration rights granted in connection with the Note Purchase Agreement pursuant to the Registration Rights Agreement dated as of September 30, 1998 by and between the purchasers listed on Exhibit A thereto and the Company, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person other than the registration rights granted pursuant to this Agreement. Except as set forth on Exhibit B hereto, the rights granted to the Trustee on behalf of the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the holders of the Exchange Notes, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the holders of Registrable Securities so that such holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

     11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in New York, New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in New York, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the parties  have caused  this  Agreement  to be
executed  and  delivered  by  their  respective   officers  thereunto  duly
authorized as of the date first above written.

                                    INAMED CORPORATION

                                    By: /s/ Richard G. Babbitt
                                        -----------------------------------
                                        Name:  Richard G. Babbitt
                                        Title: Chairman & CEO


                                    SANTA BARBARA BANK & TRUST

                                    By: /s/ Jay D. Smith
                                        -----------------------------------
                                        Name:  Jay D. Smith
                                        Title: Senior Vice President

                                 Exhibit A

                    Other Registration Rights Agreements


1.   Registration Rights for Holders of New Notes
2.   Registration Rights for Holders of Exchange Notes
3.   Registration Rights for Holders of Old Notes
4.   Registration Rights for Holders of New Warrants
5.   Registration Rights for Holders of Additional Warrants
6.   Registration Rights for Holders of Exchange Warrants
7. Registration Rights under the terms of the Employment Agreement of Ilan K. Reich
8. Registration Rights under the terms of the Employment Agreement of Richard J. Babbitt
9.   Registration  Rights  Agreement  in  connection  with  4%  Convertible
     Debentures

                                 Exhibit B

                                 Conflicts

1. Registration Rights Agreement, dated as of ____________, 19__ between the Company and the holders of the Company's 4.00% Convertible Debentures due January 16, 2000.